_____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 16, 2006

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

_____________________________________________________________________________________________

ITEM 8.01.    OTHER EVENTS

Investors Real Estate Trust (“IRET”) is filing this Current Report on Form 8-K to update the selected financial data and historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2005 (the “2005 Annual Report”) for discontinued operations that have resulted from the disposition of real estate assets during the period from May 1, 2005 through October 31, 2005, in accordance with Statement of Financial Accounting  Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  During the six months ended October 31, 2005, we sold a small convenience store and an associated parcel of undeveloped land with a total carrying amount, net of depreciation, of $422,200, for a sale price totaling $450,000.  This property contributed $59,000, $22,500 and $7,500 in revenue to the Company in fiscal years 2005, 2004 and 2003, respectively. After giving effect to these discontinued operations, our income (loss) from continuing operations is reduced by $14,600, $(1,400) and $3,400, and discontinued operations, net, is increased by the same amounts, in fiscal years 2005, 2004 and 2003, respectively.

In compliance with SFAS 144, we have reported revenue, expenses and net gains from the sale of this property as discontinued operations for each period presented (including the comparable periods of the prior year).  Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property is required for previously issued annual financial statements for each of the three years shown in our 2005 Annual Report, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale.  This reclassification has no effect on our reported net income available to common shareholders or funds from operations.

This Current Report on Form 8-K updates and conforms certain information contained in Item 6, “Selected Financial Data for Fiscal Years Ended April 30” and Item 8,“Financial Statements and Supplementary Data” of our 2005 Annual Report to reflect, as discontinued operations, the property sold during the six months ended October 31, 2005, as described above.  The updated and conformed Items 6 and 8 of our 2005 Annual Report are set forth in Exhibit 99.1, and incorporated by reference herein.  All other items of the Company’s 2005 Annual Report remain unchanged.

No attempt has been made in this report to modify or update any other disclosures, including  disclosures in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, presented in our 2005 Annual Report, except to the extent expressly provided above.  Accordingly, this report should be read in conjunction with our Form 10-Q for the quarter ended October 31, 2005.

Certain matters discussed in this report, excluding historical information, include forward-looking statements—statements that discuss IRET’s expected future results based on current and pending business operations.  IRET makes these forward-looking statements in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “believes,” “expects,” “planned,” or similar expressions.  Although IRET believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks that may cause future results to be materially different from the results stated or implied in this document.  Additional information about issues that could lead to material changes in our performance is contained in IRET’s 2005 Annual Report.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)                                   Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Brady, Martz and Associates, P.C., Independent Registered Public Accounting Firm

99.1	Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
(Registrant)

By: /s/ Thomas A. Wentz, Sr.
Thomas A. Wentz, Sr.
President & Chief Executive Officer

Dated:  February 15, 2006

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Brady, Martz and Associates, P.C., Independent Registered Public Accounting Firm

99.1	Form 10-K, Item 6. Selected Financial Data Form 10-K, Item 8. Financial Statements and Supplementary Data

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761 and 333-67317 of Investors Real Estate Trust on Form S-3 of our report dated June 28, 2005 (February 16, 2006 as to the effects of discontinued operations as disclosed in Note 13), appearing in the Form 8-K dated on or about February 15, 2006 of Investors Real Estate Trust for the fiscal year ended April 30, 2005 and of our report on financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Investors Real Estate Trust for the fiscal year ended April 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 16, 2006

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-128745,  333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761 and 333-67317 of Investors Real Estate Trust on Form S-3 of our report dated May 22, 2003 (February 15, 2006 as to the effects of discontinued operations in Note 12 and Note 13), appearing in the Form 8-K dated on or about February 15, 2006 of Investors Real Estate Trust for the fiscal year ended April 30, 2005 and of our report on financial statement schedules appearing in the Annual Report on Form 10-K of Investors Real Estate Trust for the fiscal year ended April 30, 2005.

/s/ BRADY, MARTZ & ASSOCIATES, P.C.

Minot, North Dakota

February 15, 2006

Exhibit 99.1

 Item 6. Selected Financial Data

Set forth below is selected financial data on a historical basis for the Company for the five most recent fiscal years ended April 30. This information should be read in conjunction with the consolidated financial statements and notes included in Item 8, Financial Statements and Supplementary Data.

	(in thousands, except per share data)
	2005	2004	2003	2002	2001
Consolidated Income Statement Data
Revenue	$156,388	$133,573	$112,063	$84,120	$67,473
Income before minority interest and discontinued operations and gain on sale of other investments	$10,690	$10,859	$14,333	$12,664	$9,840
Gain on sale of real estate, land, and other investments	$8,605	$662	$1,595	$547	$602
Minority interest portion of operating partnership income	$(1,914)	$(2,320)	$(3,340)	$(3,304)	$(1,894)
Income from continuing operations	$8,400	$7,940	$10,374	$9,708	$8,135
Income from discontinued operations	$6,676	$1,500	$1,874	$892	$559
Net income	$15,076	$9,440	$12,248	$10,600	$8,694
Consolidated Balance Sheet Data
Total real estate investments	$1,067,345	$991,923	$845,325	$685,347	$548,580
Total assets	$1,151,158	$1,076,317	$885,681	$730,209	$570,322
Mortgages payable	$708,558	$633,124	$539,397	$459,569	$368,957
Shareholders’ equity	$295,172	$278,629	$214,761	$145,578	$118,945
Consolidated Per Common Share Data (basic and diluted)
Income from continuing operations	$.14	$.20	$.32	$.38	$.35
Income from discontinued operations	$.16	$.04	$.06	$.04	$.03
Net Income	$.30	$.24	$.38	$.42	$.38
Distributions	$.65	$.64	$.63	$.59	$.55

CALENDAR YEAR	2004	2003	2002	2001	2000
Tax status of distribution
Capital gain	0.00%	3.88%	0.00%	0.00%	0.72%
Ordinary income	44.65%	58.45%	68.29%	65.98%	86.76%
Return of capital	55.35%	37.67%	31.71%	34.02%	12.52%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and subsidiaries (the “Company”) as of April 30, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Investors Real Estate Trust and subsidiaries as of April 30, 2005 and 2004, and the results of their operations, and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of April 30, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 28, 2005 (which is not included herein), expressed an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN
June 28, 2005 (February 16, 2006 as to the effects of discontinued operations as disclosed in Note 13)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees
Investors Real Estate Trust
and Subsidiaries
Minot, North Dakota

We have audited the consolidated statements of operations, shareholders’ equity, and cash flows of Investors Real Estate Trust and Subsidiaries for the fiscal year ended April 30, 2003.  These consolidated financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Investors Real Estate Trust and Subsidiaries for the year ended April 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota, USA
May 22, 2003 (February 15, 2006 as to the effects of discontinued operations in Note 12 and Note 13)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2005 and 2004

	(in thousands)
	2005	2004
ASSETS
Real estate investments
Property owned	$1,179,856	$1,082,773
Less accumulated depreciation	(118,512)	(98,923)
	1,061,344	983,850
Undeveloped land	5,382	3,180
Mortgage loans receivable, net of allowance	619	4,893
Total real estate investments	1,067,345	991,923
Other Assets
Cash and cash equivalents	23,538	31,704
Marketable securities - available-for-sale	2,459	2,336
Receivable arising from straight-lining of rents, net of allowance	7,213	5,976
Accounts receivable – net of allowance	1,390	2,155
Real estate deposits	2,542	1,567
Prepaid and other assets, net of accumulated amortization	25,677	18,825
Tax, insurance, and other escrow	9,068	11,301
Property and equipment, net	2,462	2,292
Goodwill	1,441	1,441
Deferred charges and leasing costs – net	8,023	6,797
TOTAL ASSETS	$1,151,158	$1,076,317

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2005 and 2004

	(in thousands)
	2005	2004
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$22,914	$22,639
Notes payable	0	25,000
Mortgages payable	708,558	633,124
Investment certificates issued	4,636	7,074
Other debt	847	843
TOTAL LIABILITIES	736,955	688,680
COMMITMENTS AND CONTINGENCIES (NOTE 16)
MINORITY INTEREST IN OTHER PARTNERSHIPS	15,860	16,386
MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	103,171	92,622
(13,114,460 units at April 30, 2005 and 11,819,350 units at April 30, 2004)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2005 and 2004, aggregate liquidation preference of $28,750,000)	27,317	27,343
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 45,187,676 shares at April 30, 2005, and 41,693,256 shares outstanding at April 30, 2004)	324,180	292,400
Accumulated distributions in excess of net income	(56,303)	(41,083)
Accumulated other comprehensive loss	(22)	(31)
Total shareholders’ equity	295,172	278,629
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,151,158	$1,076,317

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2005, 2004, and 2003

	(in thousands, except per share data)
	2005	2004	2003
REVENUE
Real estate rentals	$130,868	$112,552	$97,455
Tenant reimbursement	25,520	21,021	14,608
TOTAL REVENUE	156,388	133,573	112,063
OPERATING EXPENSE
Interest	46,979	41,391	35,248
Depreciation/amortization related to real estate investments	33,669	23,836	18,262
Utilities	10,844	9,550	7,445
Maintenance	16,344	14,943	11,319
Real estate taxes	18,606	16,575	12,993
Insurance	2,614	2,834	2,060
Property management expenses	10,287	8,618	7,232
Property management related party	284	743	504
Administrative expense	3,845	2,673	2,051
Advisory and trustee services	103	104	113
Other operating expenses	1,430	1,132	876
Amortization	1,621	918	667
Amortization of related party costs	58	45	22
TOTAL OPERATING EXPENSE	146,684	123,362	98,792
Operating income	9,704	10,211	13,271
Non-operating income	986	648	1,062
Income before minority interest and discontinued operations and gain on sale of other investments	10,690	10,859	14,333
Gain on sale of other investments	3	158	315
Minority interest portion of operating partnership income	(1,914)	(2,320)	(3,340)
Minority interest portion of other partnerships’ income	(379)	(757)	(934)
Income from continuing operations	8,400	7,940	10,374
Discontinued operations, net	6,676	1,500	1,874
NET INCOME	15,076	9,440	12,248
Dividends to preferred shareholders	(2,372)	(33)	0
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,704	$9,407	$12,248
Earnings per common share from continuing operations	$.14	$.20	$.32
Earnings per share common from discontinued operations	.16	.04	.06
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.30	$.24	$.38

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
for the years ended April 30, 2005, 2004, and 2003

	(in thousands)
	NUMBER OF PREFERRED SHARES	PREFERRED SHARES	NUMBER OF COMMON SHARES	COMMON SHARES	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPRE- HENSIVE (LOSS)	TOTAL SHARE- HOLDERS’ EQUITY
BALANCE MAY 1, 2002	0	$0	27,847	$163,377	$(17,798)	$0	$145,579
Comprehensive Income
Net income			0	0	12,248	0	12,248
Total comprehensive income							$12,248
Distributions			0	0	(20,334)	0	(20,334)
Distribution reinvestment plan			971	9,463	0	0	9,463
Sale of shares			7,027	65,245	0	0	65,245
Redemption of units for common shares			324	2,589			2,589
Fractional shares repurchased			(3)	(29)	0	0	(29)
BALANCE APRIL 30, 2003	0	0	36,166	240,645	(25,884)	0	214,761
Comprehensive Income
Net income			0	0	9,440	0	9,440
Unrealized loss for the period on securities available-for-sale			0	0	0	(31)	(31)
Total comprehensive income							$9,409
Distributions - common shares			0	0	(24,606)	0	(24,606)
Distributions – preferred shares			0	0	(33)	0	(33)
Distribution reinvestment plan			1,067	10,157	0	0	10,157
Sale of shares	1,150	27,343	4,068	38,307	0	0	65,650
Redemption of units for common shares			393	3,303			3,303
Fractional shares repurchased			(1)	(12)	0	0	(12)
BALANCE APRIL 30, 2004	1,150	27,343	41,693	292,400	(41,083)	(31)	278,629
Comprehensive Income
Net income			0	0	15,076	0	15,076
Unrealized gain for the period on securities available- for-sale			0	0	0	9	9
Total comprehensive income							$15,085
Distributions – common shares			0	0	(27,892)	0	(27,892)
Distributions – preferred shares			0	0	(2,404)	0	(2,404)
Distribution reinvestment plan			1,146	10,738	0	0	10,738
Sale of shares		(26)	1,652	15,774	0	0	15,748
Redemption of units for common shares			701	5,306			5,306
Fractional shares repurchased			(4)	(38)	0	0	(38)
BALANCE APRIL 30, 2005	1,150	$27,317	45,188	$324,180	$(56,303)	$(22)	$295,172

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2005, 2004, and 2003

	(in thousands)
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$15,076	$9,440	$12,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,803	26,034	20,307
Minority interest portion of income	4,252	3,509	4,833
Gain on sale of real estate, land and other investments	(8,605)	(662)	(1,595)
Interest reinvested in investment certificates	243	303	375
Mortgage interest income	(79)	0	0
Loss on impairment of real estate investment	570	62	0
Bad debt expense	438	360	215
Changes in other assets and liabilities:
Increase in receivable arising from straight-lining of rents	(1,314)	(1,731)	(1,560)
(Increase)decrease in accounts receivable	457	(1,183)	1,967
(Increase)decrease in prepaid and other assets	1,517	(2,746)	1,208
(Increase)decrease in tax, insurance and other escrow	2,233	(3,098)	(1,698)
Increase in deferred charges and leasing costs	(2,921)	(2,426)	(1,909)
Increase in accounts payable, accrued expenses and other liabilities	611	3,469	3,386
Net cash provided by operating activities	48,281	28,727	37,862
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of marketable securities - available-for-sale	0	2,500	0
Proceeds/payments of real estate deposits	(975)	(2,604)	85
Principal payments on mortgage loans receivable	4,274	3,232	5,889
Investment in mortgage loans receivable	0	(6,625)	(2,969)
Purchase of marketable securities - available-for-sale	(35)	(4,867)	0
Proceeds from sale of real estate, land and investments	47,877	3,743	10,527
Payments for acquisitions and improvement of properties	(121,544)	(135,658)	(82,664)
Proceeds from notes receivable	0	0	3,500
Net cash used by investing activities	(70,403)	(137,675)	(65,717)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares, net of issuance costs	15,742	38,307	31,913
Proceeds from sale of preferred shares, net of issuance costs	(26)	27,343	0
Proceeds from mortgages payable	115,460	130,191	43,925
Proceeds from minority partner Brenwood/Dixon	161	0	0
Proceeds from notes payable	13	49,988	14,100
Repurchase of shares and minority interest units	(38)	(12)	(29)
Distributions paid to common shareholders, net of reinvestment	(17,923)	(15,173)	(11,663)
Distributions paid to preferred shareholders	(2,207)	(33)	0
Distributions paid to unitholders of operating partnership	(7,318)	(6,330)	(5,461)
Distributions paid to other minority partners	(1,064)	(1,555)	(1,015)
Redemption of investment certificates	(2,682)	(2,264)	(16,527)
Principal payments on mortgages payable	(61,097)	(62,125)	(25,354)
Principal payments on notes payable and other debt	(25,065)	(35,649)	(6,903)
Net cash provided by financing activities	13,956	122,688	22,986
NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	(8,166)	13,740	(4,869)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	31,704	17,964	22,833
CASH AND CASH EQUIVALENTS AT END OF YEAR	$23,538	$31,704	$17,964

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2005, 2004, and 2003

	(in thousands)
	2005	2004	2003
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution reinvestment plan	$9,969	$9,433	$8,678
UPREIT distribution reinvestment plan	769	724	785
Preferred dividends payable	197	33	0
Property acquired through issue of shares	32	0	33,333
Real estate investment acquired through assumption of mortgage loans payable and accrual of costs	21,071	25,660	61,258
Real estate investment acquired through assumption of notes payable	0	0	4,051
Mortgage loan receivable transferred to other assets	0	158	0
Mortgage loan receivable from sale of property	0	475	0
Mortgage loan receivable acquired through assumption of mortgage loans payable and accrual of costs	0	0	175
Other assets acquired	134	0	0
Assets acquired through the issuance of minority interest units in the operating partnership	20,071	19,851	8,860
Minority partner interest	0	2,701	1,486
Operating partnership units converted to shares	5,306	3,303	2,589
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest on mortgages	$46,647	$41,197	$35,950
Interest on investment certificates	254	376	989
Interest on margin account and other	370	991	104
	$47,271	$42,564	$37,043

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2005, 2004, and 2003

NOTE 1 • ORGANIZATION

Investors Real Estate Trust (“IRET” or the “Company”) is a self-advised real estate investment trust engaged in acquiring, owning and leasing multi-family and commercial real estate. IRET has elected to be taxed as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended. REITs are subject to a number of organizational and operational requirements, including a requirement to distribute 90% of ordinary taxable income to shareholders, and, generally, are not subject to federal income tax on net income. IRET’s multi-family residential properties and commercial properties are located mainly in the states of North Dakota and Minnesota, but also in the states of Colorado, Idaho, Iowa, Georgia, Kansas, Montana, Nebraska, South Dakota, Texas, Michigan and Wisconsin. As of April 30, 2005, IRET owned 65 multi-family residential properties with approximately 8,610 apartment units and 146 commercial properties, consisting of office, medical, industrial and retail properties, totaling approximately 8.0 million net rentable square feet. IRET conducts a majority of its business activities through its consolidated operating partnership, IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), as well as through a number of other subsidiary entities.

All references to IRET or the Company refer to Investors Real Estate Trust and its consolidated subsidiaries.

NOTE 2 • BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of IRET and all subsidiaries in which it maintains a controlling interest. All significant intercompany balances and transactions are eliminated in consolidation. The Company’s fiscal year ends April 30th.

The accompanying consolidated financial statements include the accounts of IRET and its general partnership interest in the Operating Partnership. The Company’s interest in the Operating Partnership was 77.5% as of April 30, 2005, which includes 100% of the general partnership interest. The limited partners have a redemption option that they may exercise. Upon exercise of the redemption option by the limited partners, IRET has the option of redeeming the limited partners’ interests (“Units”) for IRET common shares of beneficial interest, on a one-for-one basis, or for cash payment to the unitholder. The redemption generally may be exercised by the limited partners at any time after the first anniversary of the date of the acquisition of the Units (provided, however, that not more than two redemptions by a limited partner may occur during each calendar year, and each limited partner may not exercise the redemption for less than 1,000 Units, or, if such limited partner holds less than 1,000 Units, for all of the Units held by such limited partner). Some limited partners have contractually agreed to a holding period of greater than one year.

The consolidated financial statements also reflect the ownership by the Operating Partnership of certain joint venture entities in which the Operating Partnership has a general partner or controlling interest. These entities are consolidated into IRET’s other operations with minority interests reflecting the minority partners’ share of ownership and income and expenses.

RECENT ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets - Amendment of APB Opinion No. 29”.  The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.”  SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The Company does not believe the adoption of SFAS No. 153 will have a material effect on the Company’s consolidated financial statements.

NOTE 2 • continued

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE ASSETS AND DEPRECIATION OF INVESTMENT IN REAL ESTATE

Real estate is recorded at cost less accumulated depreciation less an adjustment for impairment, if any. Asset acquisitions are recorded based upon preliminary allocations of the purchase price which are subject to adjustment as additional information is obtained, but in no case more than one year after the date of acquisition. The Company allocates the purchase price to the fair value of the tangible assets of an acquired property (which includes the land, building, and personal property) which are determined by valuing the property as if it were vacant and to fair value of the intangible assets (which include in-place leases.) The as-if-vacant value is allocated to land, buildings, and personal property based on management’s determination of the relative fair values of these assets. The estimated fair value of the property is the amount that would be recoverable upon the disposition of the property. Techniques used to estimate fair value include discounted cash flow analysis, independent appraisals, and reference to recent sales of comparables. A land value is assigned based on the purchase price if land is acquired separately or based on estimated market value if acquired in a merger or in a single or portfolio acquisition.

Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease values are amoritized over the remaining non-cancelable terms of the respective leases as depreciation/amortization related to real estate investments.

Other intangible assets acquired include amounts for in-place lease values that are based upon the Company’s evaluation of the specific characteristics of the leases. Factors considered in these analyses include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions, and costs to execute similar leases. The Company also considers information about each property obtained during its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The Company uses a 20-40 year estimated life for buildings and improvements and a 5-12 year estimated life for furniture, fixtures and equipment.

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements that improve and/or extend the useful life of the asset are capitalized over their estimated useful life, generally five to ten years. Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Company.

The Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted. If indicators exist, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset.

NOTE 2 • continued

REAL ESTATE HELD FOR SALE

Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. Depreciation is not recorded on assets classified as held for sale.

In the normal course of business IRET will receive offers to purchase its properties, either solicited or unsolicited. For those offers that are accepted, the prospective buyer will usually require a due diligence period before completion of the transaction. It is not unusual for matters to arise that result in the withdrawal or rejection of the offer during this process. As a result, real estate is not classified as “held-for-sale” until it is probable, in the opinion of management, that a property will be disposed of in the near term, even if sale negotiations for such property are currently under way.

The Company reports, in discontinued operations, the results of operations of a property that has either been disposed of or is classified as held for sale and the related gains or losses.

IDENTIFIED INTANGIBLE ASSETS AND GOODWILL

Upon acquisition of real estate, the Company records the intangible assets acquired (for example, if the leases in place for the real estate property acquired carry rents above the market rent, the difference is classified as an intangible asset) at their estimated fair value separate and apart from goodwill.  The Company amortizes identified intangible assets that are determined to have finite lives based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the real estate property acquired (generally the life of the lease).  Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.

The excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill.  Goodwill is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

As of April 30, 2005 and 2004, respectively, the net carrying amounts of the Company’s identified intangible assets, which are included in prepaids and other assets, were $24,517,000 (this amount is net of accumulated depreciation and amortization totaling $7,617,000) and $16,147,000 (net of accumulated depreciation and amortization totaling $1,328,000).

As of April 30, 2005 and 2004, respectively, the net carrying amounts of the Company’s identified intangible liabilities were $1,119,000 (this amount is net of accumulated depreciation and amortization totaling $503,000) and $1,653,000 (net of accumulated depreciation and amortization totaling $94,000).

Goodwill of $1,645,000 was recorded by the Company in July 2000 from the purchase of the Company’s former advisor, Odell-Wentz & Associates LLC. Prior to its adoption of SFAS No. 142, the Company elected to amortize the goodwill over a fifteen-year period. Following adoption of SFAS No. 142 on May 1, 2002, the Company ceased amortization and annually reviews the fair market value of the asset, the carrying amount of which was $1,441,000 as of April 30, 2005, for impairment. The annual reviews for years ended April 30, 2005 and 2004 indicated no impairment.

PROPERTY AND EQUIPMENT

Property and equipment consists of the administrative office buildings and equipment contained at IRET’s headquarters in Minot, North Dakota, and the office and other locations in Minneapolis, Minnesota. The balance sheet reflects these assets at cost, net of accumulated depreciation. As of April 30, 2005 and 2004, the cost was $3.2 million and $2.9 million, respectively. Accumulated depreciation was $0.7 million and $.6 million as of April 30, 2005 and 2004, respectively.

NOTE 2 • continued

MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable is stated at the outstanding principal balance, net of an allowance for uncollectibility. Interest income is accrued and reflected in the balance. Non-performing loans are recognized as impaired in conformity with SFAS No. 114, Accounting by Creditors for Impairment of a Loan. The Company evaluates the collectibility of both interest and principal of each of its loans, if circumstances warrant, to determine whether the loan is impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. An allowance is recorded to reduce impaired loans to their estimated fair value. Interest on impaired loans is recognized on a cash basis.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all cash and highly liquid investments purchased with maturities of three months or less. Cash and cash equivalents consist of the Company’s bank deposits and short-term investment certificates acquired subject to repurchase agreements, and the Company’s deposits in a money market mutual fund.

MARKETABLE SECURITIES

IRET’s investments in marketable securities are classified as “available-for-sale.” The securities classified as “available-for-sale” represent investments in debt and equity securities which the Company intends to hold for an indefinite period of time. These securities are valued at current market value with the resulting unrealized gains and losses excluded from earnings and reported as a separate component of shareholders’ equity until realized. Gains or losses on these securities are computed based on the amortized cost of the specific securities when sold.

All securities with unrealized losses are subjected to the Company’s process for identifying other-than-temporary impairments. The Company writes down to fair value securities that it deems to be other-than-temporarily impaired in the period the securities are deemed to be other-than-temporarily impaired. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors in making this assessment. Those factors include, but are not limited to, the length and severity of the decline in value and changes in the credit quality of the issuer or underlying assets. The Company does not engage in trading activities.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates the appropriate amount of the allowance for doubtful accounts by assessing the recoverability of individual real estate mortgage loans and rent receivables, through a comparison of their carrying amount with their estimated realizable value. Management considers tenant financial condition, credit history and current economic conditions in establishing these allowances. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off, if any, are recorded when received. A summary of the changes in the allowance for doubtful accounts for fiscal years ended April 30, 2005, 2004 and 2003 is as follows:

	(in thousands)
	2005	2004	2003
Balance at beginning of year	$475	$115	$141
Provision	438	360	215
Write-off	(188)	0	(241)
Balance at close of year	$725	$475	$115

TAX, INSURANCE, AND OTHER ESCROW

Tax, insurance, and other escrow includes funds deposited with a lender for payment of real estate tax and insurance, and reserves for funds to be used for replacement of structural elements and mechanical equipment of certain projects. The funds are under the control of the lender. Disbursements are made after supplying written documentation to the lender.

NOTE 2 • continued

REAL ESTATE DEPOSITS

Real estate deposits include funds held by escrow agents to be applied toward the purchase of real estate or the payment of loan costs associated with loan placement or refinancing.

DEFERRED LEASING AND LOAN ACQUISITION COSTS

Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases. Costs incurred in obtaining long-term financing are amortized over the life of the loan and charged to amortization expense over the terms of the related debt agreements.

MINORITY INTERESTS

Interests in the Operating Partnership held by limited partners are represented by Units. The Operating Partnership’s income is allocated to holders of Units based upon the ratio of their holdings to the total Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the Operating Partnership agreement.

IRET reflects minority interests in Minnesota Medical Investors LLC, Mendota Properties LLC, IRET–BD LLC, IRET-Candlelight LLC, IRET-Golden Jack LLC, and IRET-1715 YDR LLC on the balance sheet for the portion of properties consolidated by IRET that are not wholly owned by IRET. The earnings or losses from these properties attributable to the minority interests are reflected as minority interest portion of other partnerships’ income in the consolidated statements of operations.

INCOME TAXES

IRET operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to shareholders. The Company intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the accompanying consolidated financial statements.

IRET conducts its business activity as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) through its Operating Partnership. UPREIT status allows IRET to accept the contribution of real estate in exchange for Units. Generally, such a contribution to a limited partnership allows for the deferral of gain by an owner of appreciated real estate.

REVENUE RECOGNITION

Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases. Rents recognized in advance of collection are reflected as receivable arising from straight-lining of rents, net of allowance for doubtful accounts.  Rent concessions, including free rent, are amortized on a straight-line basis over the terms of the related leases.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are incurred. IRET receives payments for these reimbursements from substantially all of its multi-tenant commercial tenants throughout the year.

A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved and are included in rental income at that time.

NOTE 2 • continued

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in above in the Mortgage Loans Receivable section of this Note 2.

NET INCOME PER SHARE

Basic net income per share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period. The potential exchange of Units for common shares will have no effect on diluted net income per share as Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership.

RECLASSIFICATIONS

Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

NOTE 3 • CREDIT RISK

The Company is potentially exposed to credit risk in respect of cash deposited with FDIC-insured financial institutions in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

IRET has entered into a cash management arrangement with First Western Bank with respect to deposit accounts that exceed FDIC Insurance coverage. On a daily basis, account balances are invested in United States government securities sold to IRET by First Western Bank. IRET can require First Western Bank to repurchase such securities at any time, at a purchase price equal to what IRET paid for the securities plus interest. First Western Bank automatically repurchases securities when collected amounts on deposit in IRET’s deposit accounts fall below the maximum insurance amount, with the proceeds of such repurchases being transferred to IRET’s deposit accounts to bring the amount on deposit back up to the threshold amount. The amounts invested by IRET pursuant to the repurchase agreement are not insured by FDIC.

IRET has entered into a cash management arrangement with US Bank with respect to IRET depository accounts at multiple US Bank locations. Amounts in the master account are invested in short-term U.S. Government securities and repurchase agreements secured by U.S. Government securities. Amounts invested were $2.0 million as of April 30, 2005, and $7.5 million as of April 30, 2004.

NOTE 4 • PROPERTY OWNED

Property, consisting principally of real estate, is stated at cost less accumulated depreciation of $1,061.3 million and 983.9 million as of April 30, 2005, and April 30, 2004, respectively.

In addition, as of April 30, 2005, the Company had signed purchase agreements to acquire two medical office buildings in St. Paul and Minneapolis, Minnesota, respectively, for purchase prices totaling $19,750,000.  These purchases closed on June 7, 2005.  See Note 20, Subsequent Events, for further information.

Construction period interest of $137,591, $148,922, and $90,939, has been capitalized for the years ended April 30, 2005, 2004, and 2003, respectively.

NOTE 4 • continued

The future minimum lease payments to be received under leases for commercial properties as of April 30, 2005, assuming that no options to renew or buy out the lease are exercised, are as follows:

Year Ended April 30,	(in thousands)
2006	$64,075
2007	59,556
2008	52,111
2009	44,847
2010	39,854
Thereafter	215,881
$476,324

During fiscal 2005, the Company incurred a loss of $570,000 due to impairment of two properties. For the year ended April 30, 2004, the Company incurred a loss of $62,000 due to impairment on one property.  For the year ended April 20, 2003, the Company did not record any losses due to impairment.

NOTE 5 • MORTGAGE LOANS RECEIVABLE - NET

Mortgage loans receivable consists of two separate loans that are collateralized by real estate. Contract terms vary in regard to payment of principal and interest. Interest rates range from 6.0% to 7.5%. Future principal payments due under these mortgage loans as of April 30, 2005, are as follows:

Year Ended April 30,	(in thousands)
2006	$27
2007	28
2008	202
2009	25
2010	362
Later Years	0
644
Less allowance for doubtful accounts	(25)
$619

There were no non-performing mortgage loans receivable as of April 30, 2005, or 2004.

NOTE 6 • MARKETABLE SECURITIES

The amortized cost and fair value (estimated market values) of marketable securities available-for-sale at April 30, 2005 and 2004 are as follows. These marketable securities are securities of various issuers, primarily U.S. government, U.S. agency and corporate bonds, held in IRET Properties’ security deposit account with Merrill Lynch:

	(in thousands)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2005
US Government & Agency Debt Securities	$159	$0	$4	$155
Agency MBS	777	0	13	764
Corporate Bonds	570	0	5	565
Bank Certificates of Deposit	869	0	0	869
Other	106	0	0	106
	$2,481	$0	$22	$2,459

NOTE 6 • continued

	(in thousands)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2004
US Government & Agency Debt Securities	$237	$0	$5	$232
Agency MBS	936	0	21	915
Corporate Bonds	292	0	5	287
Bank Certificates of Deposit	852	0	0	852
Other	50	0	0	50
	$2,367	$0	$31	$2,336

There were no realized losses on sales of securities available-for-sale for the fiscal years ended April 30, 2005, 2004 and 2003. None of the securities with an unrealized loss at April 30, 2005, have been in such a position for more than one year, and are not considered to be other-than-temporarily impaired.

NOTE 7 • NOTES PAYABLE AND OTHER DEBT

IRET has lines of credit with three financial institutions as of April 30, 2005, and had one unsecured bridge loan with a fourth financial institution that matured in July 2004. Interest payments on outstanding borrowings are due monthly. These credit facilities and bridge loan are summarized in the following table:

	(in thousands)
Financial Institution	Amount Available	Amount Outstanding as of April 30, 2005	Amount Outstanding as of April 30, 2004	Applicable Interest Rate as of April 30, 2005	Maturity Date	Weighted Average Int. Rate on Borrowings during fiscal year 2005

Lines of Credit
First Western Bank & Trust	$10,000	$0	$0	5.75%	09/01/05	0.00%
First Int’l Bank & Trust	5,000	0	0	5.75%	12/07/05	0.00%
Bremer Bank	10,000	0	0	5.75%	09/15/05	3.75%
Unsecured Bridge Loan
Wells Fargo Bank	0	0	25,000	N/A	Matured	3.35%

Total	$25,000	$0	$25,000

The three lines of credit bear interest at a variable interest rate tied to the prime lending rate as published in the Wall Street Journal (in the case of the First Western Bank & Trust and First International Bank & Trust credit facilities) and the Bremer Financial Corporation Reference Rate (in respect of the Bremer Bank credit facility).  The promissory note in respect to Wells Fargo bridge loan interest was based upon the thirty-day LIBOR rate plus two percent.

The other debt balance of $847 at April 30, 2005, primarily relates to a $562 mortgage note collateralized by the IRET Minneapolis office. The interest rate is fixed at 6.5%, and the maturity date is February 1, 2009.  Two other debt balances of $230 and $55 relate to unsecured promissory notes for leasehold improvements at Southdale Medical Center located at Edina, Minnesota and Wells Fargo located at St. Cloud, Minnesota, respectively. The Southdale elevator note current variable interest rate is 5.3%, and the maturity date is April 17, 2006. The Wells Fargo boiler loan interest rate is fixed at 5.69%, and the maturity date is July 10, 2007.

Future minimum payments are as follows:

Year Ended April 30,	(in thousands)
2006	$275
2007	56
2008	36
2009	480
Total payments	$847

NOTE 8 • MORTGAGES PAYABLE

The Company’s mortgages payable are collateralized by substantially all of its properties owned. Interest rates on mortgages payable range from 4.46% to 8.25%, and the mortgages have varying maturity dates from January 1, 2007, through August 1, 2036.

Of the mortgages payable, the balances of fixed rate mortgages totaled $681,517,000 and $591,176,000, and the balances of variable rate mortgages totaled $27,041,000 and $41,948,000 as of April 30, 2005, and 2004, respectively. Most of the fixed rate mortgages have substantial pre-payment penalties. As of April 30, 2005, the weighted average rate of interest on the Company’s mortgage debt was 6.08%, compared to 7.17% on April 30, 2004. The aggregate amount of required future principal payments on mortgages payable as of April 30, 2005, is as follows:

Year Ended April 30,	(in thousands)
2006	$18,893
2007	21,150
2008	40,130
2009	45,710
2010	106,034
Later Years	476,641
Total payments	$708,558

NOTE 9 • INVESTMENT CERTIFICATES ISSUED

IRET has sold unsecured investment certificates to the public. The fixed interest rates vary from 6.5% to 9.0% per annum, depending on the term of the security. Interest is paid annually, semiannually, or quarterly on the anniversary date of issuance. IRET has discontinued the sale of investment certificates and the outstanding certificates will be redeemed at maturity as follows:

Year Ended April 30,	(in thousands)
2006	$2,253
2007	2,372
2008	11
$4,636

NOTE 10 • TRANSACTIONS WITH RELATED PARTIES

PROPERTY MANAGEMENT SERVICES

Hoyt Properties, Inc., (“Hoyt Properties”), a provider of property management services to the Company, is owned by Steven B. Hoyt, formerly a member of the Company’s Board of Trustees. Mr. Hoyt resigned from the Company’s Board of Trustees on September 21, 2004 at the expiration of his term of office.  During the fiscal year ended April 30, 2005, Hoyt Properties managed 18 office properties or complexes for the Company pursuant to written management contracts.

In Fiscal 2005, the Company paid management fees to Hoyt Properties in the amount of $682,286. A portion of these fees were reimbursed by the tenants. Additionally, during that same period, the Company paid leasing commissions to Hoyt Properties in the amount of $49,309.

In Fiscal 2004 and 2003, the Company paid management fees to Hoyt Properties in the amount of $743,000 and $503,976, respectively, a portion of which was reimbursed by tenants. Additionally, during those same periods, the Company paid leasing commissions to Hoyt Properties in the amount of $93,000 and $179,553, respectively.

PROPERTY ACQUISITIONS

Plymouth and Northgate Office/Warehouse Buildings.  During fiscal year 2005, the Company acquired four office/warehouse buildings from a limited liability company in which Steven B. Hoyt was a member.  The Company closed on its purchase of these buildings, the Plymouth I, II and III office buildings in Plymouth, Minnesota, and the

NOTE 10 • continued

Northgate I office building in Maple Grove, Minnesota, on June 30, 2004.  At the time of the transaction, Mr. Hoyt was a trustee of the Company.  The buildings together contain approximately 157,935 square feet.  The Company paid approximately $14,000,000 for these properties, excluding closing costs.  Of the $14,000,000 purchase price, $13,900,000 was paid in cash, and the remainder was paid through the issuance to the sellers of 10,000 Units valued at $10 per Unit.

Brenwood Office Complex. During fiscal year 2003, the Company acquired four office buildings from affiliates of Steven B. Hoyt. On October 1, 2002, the Company acquired a 51% ownership interest in IRET-BD, LLC, a Minnesota limited liability company, for $13,107,000. The Brenwood Office project consists of the four office buildings contributed as well as three industrial/warehouse buildings purchased by IRET-BD, LLC on October 1, 2002, for $11,800,000.

Independent appraisals were obtained by the Company for each of the above property acquisitions, and the purchase prices were based on the results of these appraisals.

SECURITY SALE SERVICES

D.A. Davidson & Co. is an investment banking firm that has participated in offerings of the Company’s shares of beneficial interest, and may in the future continue to participate in sales of the Company’s shares and provide investment banking services to the Company. John F. Decker, formerly a member of the Company’s Board of Trustees, is an employee of D.A. Davidson. Mr. Decker resigned from the Company’s Board of Trustees on September 21, 2004, at the expiration of his term of office.

During fiscal year 2005, D.A. Davidson did not participate in either of the Company’s two offerings of common shares.  The Company paid no fees to Mr. Decker or to D.A. Davidson during fiscal year 2005.

In the first of the Company’s two offerings of common shares of beneficial interest during fiscal year 2004, conducted in September 2003, D.A. Davidson participated, on a best-efforts basis, as a member of the selling syndicate, and sold 250,000 shares. In connection with this offering, the Company authorized and paid D.A. Davidson commissions in the amount of $150,000. D.A. Davidson did not participate in the Company’s second offering of common shares of beneficial interest in April 2004.

D.A. Davidson served as book-running manager and representative of the underwriters for the Company’s April 2004 offering of Series A cumulative redeemable preferred shares of beneficial interest. In connection with this offering, the Company paid D.A. Davidson a fee of $1,078,125 and reimbursed D.A. Davidson for legal and other expenses in the amount of $100,000.

In October 2003 and April 2004, the Company paid D.A. Davidson fees of $19,500 and $77,849, respectively, for the services of Mr. Decker’s son as a broker-dealer in representing certain clients who contributed real property in exchange for Units.

The Company did not pay any commissions or expenses to D. A. Davidson during the fiscal year ended April 30, 2003.

PURCHASE OPTIONS

On February 1, 2003, the Company entered into a merger agreement with the T. F. James Company. As part of the merger agreement, two affiliated entities of the T. F. James Company were granted the right to purchase certain real property acquired by the Company as a result of the merger. Charles Wm. James, a member of the Company’s Board of Trustees, has an ownership interest in these entities.  Under the terms of the agreement, one of the entities, has the option, but not the obligation, to purchase a commercial strip mall located in Excelsior, Minnesota, for the price the Company paid to acquire the property, plus an annual Consumer Price Index increase.  Until such time as the option is exercised, the Company will continue to operate the property and collect all rents from the tenants.

NOTE 10 • continued

VEHICLE PURCHASES

During fiscal year 2005, the Company purchased four vehicles from Fisher Motors, Inc., an automobile dealership wholly-owned by John D. Stewart, a member of the Company’s Board of Trustees.  The Company paid approximately $100,000 for these four vehicles, which were purchased for the use of Company employees, including the Company’s Chief Operating Officer.

NOTE 11 • ACQUISITIONS AND DISPOSITIONS IN FISCAL YEARS 2005 AND 2004

PROPERTY ACQUISITIONS

IRET Properties added $146.4 million of real estate investments to its portfolio during fiscal 2005, compared to $170.3 million added in fiscal 2004. The fiscal 2005 and 2004 additions are detailed below.

Fiscal 2005 (May 1, 2004 to April 30, 2005)

(in thousands)
Fiscal 2005 Acquisitions	Purchase Price
Multi-Family Residential
54-unit Southbrook Court and Mariposa Lane Townhomes - Topeka, KS	$5,500
36-unit Legacy 5 - Grand Forks, ND	2,738
36-unit Legacy 6 - Grand Forks, ND	2,607
140-unit Olympik Village - Rochester, MN	7,100
17,945
Commercial Property – Office
26,186 sq. ft. Plymouth I Office Building - Plymouth, MN	1,864
26,186 sq. ft. Plymouth II Office Building - Plymouth, MN	1,748
26,186 sq. ft. Plymouth III Office Building - Plymouth, MN	2,214
79,377 sq. ft. Northgate I Office Building - Maple Grove, MN	8,175
185,000 sq. ft. Crosstown Circle Office Building - Eden Prairie, MN	22,000
81,173 sq. ft. Highlands Ranch II Office Building - Highlands Ranch, CO	12,800
86,428 sq. ft. Wells Fargo Center - Bloomington, MN	9,201
153,947 sq. ft. US Bank - Bloomington, MN	20,300
78,302
Commercial Property – Medical
52,300 sq. ft. Nebraska Orthopaedic Hospital Expansion Project - Omaha, NE	20,597
45,081 sq. ft. Pavilion I Clinic - Duluth, MN	10,900
60,294 sq. ft. High Pointe Health Campus Phase I (East Metro Medical Building) - Lake Elmo, MN	13,050
44,547
Commercial Property – Retail
46,720 sq. ft. Sleep Inn Hotel - Brooklyn Park, MN	2,750
4,000 sq. ft. single tenant retail building (former Payless building) - Fargo, ND	375
3,125
Undeveloped Property
* Legacy VII - Grand Forks, ND	2,443
2,443
Total Fiscal 2005 Property Acquisitions	$146,362

* = Property not placed in service at April 30, 2005. Additional costs were still to be incurred.

NOTE 11 • continued

Fiscal 2004 (May 1, 2003 to April 30, 2004)

(in thousands)
Fiscal 2004 Acquisitions	Purchase Price
Multi-Family Residential
240-unit Colonial Villa - Burnsville, MN	$13,850
115-unit Boulder Court Apartments - Eagan, MN	6,600
151-unit Winchester/Village Green Townhouses - Rochester, MN	8,900
160-unit Brookfield Village - Topeka, KS	7,250
60-unit Monticello Village Apartments - Monticello, MN	4,200
40,800
Commercial Property – Office
30,464 sq. ft. Benton Business Park - Sauk Rapids, MN	1,600
24,000 sq. ft. West River Business Park - Waite Park, MN	1,500
190,758 sq. ft. Golden Hills Office Center - Golden Valley, MN	27,500
175,610 sq. ft. Brown Deer Road - Milwaukee, WI	13,500
106,207 sq. ft. TCA Building - Eagan, MN	13,000
20,000 sq. ft. Metris - Duluth, MN	2,950
27,000 sq. ft. Minnesota National Bank - Duluth, MN	2,100
30,000 sq. ft. UHC Office - International Falls, MN	2,500
64,650
Commercial Property – Medical
76,870 sq. ft. Edgewood Vista Phase II - Virginia, MN	5,100
9,052 sq. ft. Fresenius - Duluth, MN	1,800
28,928 sq. ft. Mariner Clinic - Superior, WI	4,100
20,512 sq. ft. Denfeld Clinic - Duluth, MN	3,336
18,810 sq. ft. Wells Clinic - Hibbing, MN	2,900
74,800 sq. ft. Pavilion II - Duluth, MN	19,500
12,444 sq. ft. Gateway Clinic - Sandstone, MN	1,900
38,636
Commercial Property - Industrial (miscellaneous commercial property)
35,000 sq. ft. API Building - Duluth, MN	2,000
59,600 sq. ft. Lighthouse - Duluth, MN	2,100
4,100
Commercial Property – Retail
213,271 sq. ft. Buffalo Mall - Jamestown, ND	4,275
104,928 sq. ft. Westgate Shopping Center - St. Cloud, MN	6,575
36,542 sq. ft. Denfeld Retail Center – Duluth, MN	5,164
25,400 sq. ft. South Pond Retail Center - Champlin, MN	3,700
15,597 sq. ft. Tool Crib - Duluth, MN	2,000
21,714
Undeveloped Property
** Legacy V - Grand Forks, ND	214
** Legacy VI - Grand Forks, ND	93
** Legacy VII - Grand Forks, ND	93
400
Total Fiscal 2004 Property Acquisitions	$170,300

** = Property not placed in service at April 30, 2004. Additional costs were still to be incurred.

PROPERTY DISPOSITIONS

During fiscal year 2005, IRET Properties disposed of 17 properties and one undeveloped property for an aggregate sale price of $48.9 million, compared to six properties and two parcels of undeveloped land sold for $4.4 million in total during fiscal year 2004. Real estate assets sold by IRET during fiscal 2005 were as follows:

	(in thousands)
2005 Dispositions	Sales Price	Book Value and Sales Cost	Gain/Loss
Multi-Family Residential
204-unit Ivy Club Apartments – Vancouver, WA	$12,250	$12,070	$180
26-unit Beulah Condominiums - Beulah, ND	96	96	0
36-unit Parkway Apartments - Beulah, ND	159	159	0
18-unit Dakota Arms Apartments - Minot, ND	825	566	259
100-unit Van Mall Woods Apartments - Vancouver, WA	6,900	5,625	1,275
192-unit Century Apartments - Williston, ND	4,599	2,658	1,941
18-unit Bison Apartments - Carrington, ND	215	161	54
17-unit Bison Apartments - Cooperstown, ND	185	135	50
Commercial – Office
62,585 sq. ft. Flying Cloud Building – Eden Prairie, MN	5,750	5,750	0
Commercial - Medical (assisted living facility)
97,821 sq. ft. Edgewood Vista - Minot, ND	7,210	5,676	1,534
5,100 sq. ft. Edgewood Vista - Belgrade, MT	509	433	76
5,100 sq. ft. Edgewood Vista - Columbus, NE	509	435	74
5,100 sq. ft. Edgewood Vista - Grand Island, NE	509	434	75
16,392 sq. ft. Edgewood Vista - East Grand Forks, MN	1,639	1,312	327
Commercial – Retail
30,000 sq. ft. Barnes & Noble Store – Fargo, ND	4,590	2,916	1,674
18,040 sq. ft. Petco Store - Fargo, ND	2,160	1,209	951
4,800 sq. ft. single tenant retail building (former Tom Thumb store) - Ham Lake, MN	650	518	132
Undeveloped Property
205,347 sq. ft. parcel of vacant land - Libby, MT	151	151	0
Total Fiscal 2005 Property Dispositions	$48,906	$40,304	$8,602

Properties sold by IRET during fiscal 2004 were as follows:

	(in thousands)
2004 Dispositions	Sales Price	Book Value and Sales Cost	Gain/Loss
Multi-Family Residential
20-unit MCA Royal Suites - Minot, ND	$410	$364	$46
Commercial - Medical (assisted living facility)
11,800 sq. ft. Edgewood Vista - Billings, MT	1,101	941	160
11,800 sq. ft. Edgewood Vista - Sioux Falls, SD	1,101	936	165
Commercial – Industrial
13,600 sq. ft. Pioneer Seed - Moorhead, MN	500	498	2
Commercial – Retail
6,225 sq. ft. Interstate Bakery - St. Paul, MN	420	317	103
3,575 sq. ft. Tom Thumb - Sauk Rapids, MN	275	247	28
Undeveloped Property
159,866 sq. ft. Sunset Trail III - Rochester, MN	400	364	36
35,697 sq. ft. Prior Lake II - Prior Lake, MN	160	52	108
Total Fiscal 2004 Property Dispositions	$4,367	$3,719	$648

NOTE 12 • OPERATING SEGMENTS

IRET is engaged in acquiring, owning and leasing multi-family residential and commercial real estate. Each property is considered a separate operating segment.  Each segment on a stand-alone basis is less than 10% of the revenues, profit or loss, and assets of the combined reported operating segments, and meets the aggregation criteria under SFAS No. 131. Previously, IRET’s operating segments were aggregated and classified as multi-family residential and commercial properties, producing two reportable segments.  Beginning with the first quarter of IRET’s fiscal year 2005, IRET is reporting its results in five segments: multi-family residential properties, and

NOTE 12 • continued

commercial office, medical (including assisted living facilities), industrial (including miscellaneous commercial properties) and retail properties.  The revenues, profit (loss) and assets for these reportable segments are summarized as follows, as of and for the fiscal years ended April 30, 2005, 2004 and 2003, along with reconciliations to the consolidated financial statements:

Year Ended April 30, 2005

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Real Estate Revenue	$48,648	$25,794	$6,459	$15,280	$60,207	$156,388
Expenses
Mortgage interest	12,730	8,923	2,302	4,110	18,247	46,312
Depreciation related to real estate investments	12,783	5,305	1,523	2,782	11,075	33,468
Utilities and maintenance	9,701	3,012	245	1,470	12,760	27,188
Real estate taxes	7,165	1,616	797	1,971	7,057	18,606
Insurance	538	277	78	200	1,521	2,614
Property management	2,100	1,273	104	289	6,805	10,571
Total segment expense	45,017	20,406	5,049	10,822	57,465	138,759
Segment operating profit	$3,631	$5,388	$1,410	$4,458	$2,742	17,629
Reconciliation to consolidated operations:
Interest discounts and fee revenue						986
Other interest expense						(667)
Depreciation – furniture and fixtures						(201)
Administrative, advisory and trustee fees						(3,948)
Operating expenses						(1,430)
Amortization						(1,679)
Income before minority interest and discontinued operations and gain on sale of other investments						$10,690

Year Ended April 30, 2004

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Real Estate Revenue	$39,919	$15,876	$6,634	$11,850	$59,294	$133,573
Expenses
Mortgage interest	11,030	5,841	2,092	3,266	17,647	39,876
Depreciation related to real estate investments	7,132	2,977	1,253	2,001	10,310	23,673
Utilities and maintenance	8,416	2,226	251	1,104	12,496	24,493
Real estate taxes	5,757	1,491	768	1,884	6,675	16,575
Insurance	451	149	66	167	2,001	2,834
Property management	1,764	1,156	98	118	6,225	9,361
Total segment expense	34,550	13,840	4,528	8,540	55,354	116,812
Segment operating profit	$5,369	$2,036	$2,106	$3,310	$3,940	16,761
Reconciliation to consolidated operations:
Interest discounts and fee revenue						648
Other interest expense						(1,515)
Depreciation – furniture and fixtures						(163)
Administrative, advisory and trustee fees						(2,777)
Operating expenses						(1,132)
Amortization						(963)
Income before minority interest and discontinued operations and gain on sale of other investments						$10,859

NOTE 12 • continued

Year Ended April 30, 2003

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Real Estate Revenue	$31,159	$13,168	$5,846	$5,854	$56,036	$112,063
Expenses
Mortgage interest	9,343	5,126	1,542	1,812	16,387	34,210
Depreciation/amortization related to real estate investments	2,222	3,477	1,047	2,034	9,390	18,170
Utilities and maintenance	5,401	2,039	124	395	10,805	18,764
Real estate taxes	4,543	1,112	491	461	6,386	12,993
Insurance	356	108	44	92	1,460	2,060
Property management	1,286	801	55	99	5,495	7,736
Total segment expense	23,151	12,663	3,303	4,893	49,923	93,933
Segment operating profit	$8,008	$505	$2,543	$961	$6,113	18,130
Reconciliation to consolidated operations:
Interest discounts and fee revenue						1,062
Other interest expense						(1,038)
Depreciation – furniture and fixtures						(92)
Administrative, advisory and trustee fees						(2,164)
Operating expenses						(876)
Amortization						(689)
Income before minority interest and discontinued operations and gain on sale of other investments						$14,333

Segment Assets and Accumulated Depreciation

Year Ended April 30, 2005

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Segment assets
Property owned	$353,536	$205,333	$58,233	$120,645	$442,109	$1,179,856
Less accumulated depreciation/amortization	(23,198)	(12,855)	(5,193)	(9,732)	(67,534)	(118,512)
Total property owned	$330,338	$192,478	$53,040	$110,913	$374,575	$1,061,344
Cash						23,538
Marketable securities						2,459
Receivables and other assets						57,816
Undeveloped land						5,382
Mortgage receivables						619
Total Assets						$1,151,158

NOTE 12 • continued

Year Ended April 30, 2004

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Segment assets
Property owned	$287,943	$169,791	$58,053	$121,001	$445,985	$1,082,773
Less accumulated depreciation/amortization	(16,120)	(9,129)	(3,852)	(8,211)	(61,611)	(98,923)
Total property owned	$271,823	$160,662	$54,201	$112,790	$384,374	$983,850
Cash						31,704
Marketable securities						2,336
Receivables and other assets						50,354
Undeveloped land						3,180
Mortgage receivables						4,893
Total Assets						$1,076,317

Year Ended April 30, 2003

	(in thousands)
	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Multi-Family Residential	Total

Segment assets
Property owned	$235,065	$128,693	$55,056	$99,290	$398,653	$916,757
Less accumulated depreciation/amortization	(9,989)	(6,146)	(2,773)	(6,178)	(50,553)	(75,639)
Total property owned	$225,076	$122,547	$52,283	$93,112	$348,100	$841,118
Cash						18,642
Receivables and other assets						21,714
Undeveloped land						3,024
Mortgage receivables						1,183
Total Assets						$885,681

NOTE 13 • DISCONTINUED OPERATIONS

SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale. It also requires that any gains or losses from the sale of a property be reported in discontinued operations. There were no properties held for sale as of April 30, 2005 or 2004. The following information shows the effect on net income, net of minority interest, and the gains or losses from the sale of properties classified as discontinued operations for the fiscal years ended April 30, 2005, 2004 and 2003.

NOTE 13 • continued

	(in thousands)
	2005	2004	2003
REVENUE
Real Estate Rentals	$2,438	$6,326	$7,150
Tenant Reimbursements	247	508	490
Total Revenue	2,685	6,834	7,640
OPERATING EXPENSE
Interest	693	1,773	2,328
Depreciation/Amortization	440	1,192	1,344
Utilities and Maintenance	461	1,086	1,319
Real Estate Taxes	218	546	700
Insurance	39	115	126
Property Management Expenses	212	585	650
Operating Expense	5	10	9
Amortization	7	17	(4)
Amortization of Related Party Costs	8	26	16
Loss on Impairment of Real Estate	570	62	0
Total Operating Expenses	2,653	5,412	6,488
Operating Income (Loss)	32	1,422	1,152
Non-Operating Income	1	6	2
Income (Loss) Before Minority Interest and Gain on Sale	33	1,428	1,154
Minority Interest	(1,959)	(432)	(559)
Gain (Loss) on Sale of Discontinued Operations	8,602	504	1,279
Discontinued Operations, Net	$6,676	$1,500	$1,874
Segment Data
Multi-Family Residential	$2,997	$270	$1,442
Commercial - Office	(403)	60	65
Commercial – Medical	1,883	818	546
Commercial – Industrial	0	(26)	2
Commercial - Retail	2,199	381	(181)
Undeveloped Land	0	(3)	0
Total	$6,676	$1,500	$1,874
Property Sale Data
Sales Price	$48,906	$4,367	$11,242
Net Book Value and Sales Costs	40,304	3,719	9,647
Gain (loss)	$8,602	$648	$1,595

NOTE 14 • EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company has no outstanding options, warrants, convertible stock or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings. While Units can be exchanged for shares on a one-for-one basis after a minimum holding period of one year, the exchange of Units for common shares has no effect on diluted earnings per share, as Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership. The following table presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share reported in the consolidated financial statements for the fiscal years ended April 30, 2005, 2004, and 2003:

	For Years Ended April 30,
	(in thousands, except per share data)
	2005	2004	2003
NUMERATOR
Income from continuing operations	$8,400	$7,940	$10,374
Discontinued operations	6,676	1,500	1,874
Net income	15,076	9,440	12,248
Dividends to preferred shareholders	(2,372)	(33)	0
Numerator for basic earnings per share – net income available to common shareholders	12,704	9,407	12,248
Minority interest portion of operating partnership income	3,873	2,752	3,899
Numerator for diluted earnings per share	$16,577	$12,159	$16,147
DENOMINATOR
Denominator for basic earnings per share weighted average shares	43,214	39,257	32,574
Effect of dilutive securities convertible operating partnership units	12,621	11,176	10,041
Denominator for diluted earnings per share	55,835	50,433	42,615
Earnings per common share from continuing operations – basic and diluted	$.14	$.20	$.32
Earnings per common share from discontinued operations – basic and diluted	.16	.04	.06
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.30	$.24	$.38

NOTE 15 • RETIREMENT PLANS

IRET sponsors a defined contribution profit sharing retirement plan and a defined contribution 401K plan. IRET’s defined contribution profit sharing retirement plan is available to employees over the age of 21 who have completed one year of service. Contributions to the profit sharing plan are at the discretion of the Company’s management. All employees over the age of 21 are immediately eligible to participate in IRET’s defined contribution 401K plan and may contribute up to maximum levels established by the I.R.S. IRET matches up to 3% of participating employees’ wages. Plan expenses to IRET for the years ended April 30, 2005, 2004, and 2003, were $204,141, $133,800, and $46,875.

NOTE 16 • COMMITMENTS AND CONTINGENCIES

Ground Leases. As of April 30, 2005, the Company is a tenant under operating ground leases on six of its properties. The Company pays a total of approximately $292,222 per year in rent under these ground leases, which have terms ranging from 7 to 90 years, and expiration dates ranging from July 2012 to April 2095. The Company has renewal options for three of the six ground leases, and rights of first offer or first refusal for the remainder.

Legal Proceedings. IRET is involved in various lawsuits arising in the normal course of business. Management believes that such matters will not have a material effect on the Company’s financial statements.

Purchase Options. The Company has granted options to purchase certain IRET properties to various parties. In general, the options grant the parties the right to purchase these properties at the greater of their appraised value or an annual compounded increase of 2% to 2.5% of the initial cost of the property to IRET. The property cost and gross rental revenue of these properties are as follows:

NOTE 16 • continued

	(in thousands)	(in thousands) Gross Rental Revenue
Property	Property Cost	2005	2004	2003
East Grand Station - East Grand Forks, MN	$1,392	$152	$152	$152
Edgewood Vista - Duluth, MN	11,709	1,406	1,278	1,246
Edgewood Vista - Fremont, NE	552	59	59	59
Edgewood Vista - Hastings, NE	572	61	61	61
Edgewood Vista - Kalispell, MT	588	62	62	62
Edgewood Vista - Missoula, MT	962	120	120	120
Edgewood Vista - Omaha, NE	641	67	67	67
Edgewood Vista - Virginia, MN	12,181	1,320	893	759
Excelsior Retail Center - Excelsior, MN	929	82	129	22
Great Plains Software - Fargo, ND	15,375	1,876	1,875	1,875
Healtheast - Woodbury & Maplewood, MN	21,601	2,032	1,948	1,917
Wedgewood Sweetwater - Lithia Springs, GA	4,622	509	502	475
Sleep Inn - Brooklyn Park, MN	2,750	247	0	0
TOTAL	$73,874	$7,993	$7,146	$6,815

Income Guarantees. In connection with its acquisition in April 2004 of a portfolio of properties located in and near Duluth, Minnesota, the Company received from the seller of the properties a guarantee, for five years from the closing date of the acquisition, of a specified minimum amount of annual net operating income, before debt service, from two of the properties included in the portfolio.  As of April 30, 2005, the Company has recorded a receivable for payment of $157,373 under this guarantee.  Separately, in connection with its acquisition of Olympik Village Apartments, a multi-family resident property in Rochester, Minnesota, the Company received from the seller of the property a guarantee of 12.5% return on IRET’s equity or $150,000 per year whichever is greater, for a period of 24 months ending March 1, 2007. As of April 30, 2005, no amounts were due under the Olympik Village income guarantee.

Crosstown Circle Office Building, Eden Prairie, MN. The Company’s Crosstown Circle Office Building in Eden Prairie, Minnesota was acquired in October 2004 from Best Buy Company, which is leasing all but 7,500 square feet of the 185,000 square foot building under a master lease expiring September 30, 2010. Under the terms of the financing obtained by the Company for this building, the Company is obligated to fund a leasing reserve account in the event that a specified occupancy level is not met at the time the Best Buy master lease expires. The amount to be deposited in the leasing reserve account would be calculated by multiplying a specified amount per square foot by the difference between the specified occupancy level and the building’s actual occupied square feet. The maximum amount the Company would be required to deposit in such leasing reserve account is $4,625,000. Funds in the leasing reserve account would be released as leases for vacant space in the building are executed.

Pending Acquisitions at the year end. Ritchie Medical Plaza and 2800 Medical Building.  On June 7, 2005, the Company closed on its acquisition of two medical office buildings in St. Paul and Minneapolis, Minnesota, respectively.  The Company paid $10,750,000 to acquire seven condominium units totaling 50,409 square feet in Ritchie Medical Plaza in St. Paul and $9,000,000 to acquire the 2800 Medical Building in Minneapolis, an approximately 54,971 square foot building.  Additionally, as of April 30, 2005, the Company had signed purchase agreements to acquire five office/industrial properties located in or near Omaha, Nebraska, for purchase prices totaling $7,250,000. These pending acquisitions are subject to certain closing conditions and contingencies, and no assurances can be given that these transactions will be completed.

NOTE 17 • FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Mortgage Loans Receivable. Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities. Terms are short term in nature and carrying value approximates the estimated market value.

Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity.

NOTE 17 • continued

Marketable Securities. The fair values of these instruments are estimated based on quoted market prices for the security.

Notes Payable. The carrying amount approximates fair value because of the short maturity of such notes.

Other Debt. The fair value of other debt is estimated based on the discounted cash flows of the loan using current market rates.

Mortgages Payable. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using current market rates.

Investment Certificates Issued. The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits at financial institutions with similar remaining maturities.

The estimated fair values of the Company’s financial instruments as of April 30, 2005 and 2004, are as follows:

	(in thousands)
	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Mortgage loans receivable	$619	$619	$4,893	$4,893
Cash and cash equivalents	23,538	23,538	31,704	31,704
Marketable securities - available-for-sale	2,459	2,459	2,336	2,336
FINANCIAL LIABILITIES
Notes payable	$0	$0	$25,000	$25,000
Other debt	847	869	843	861
Mortgages payable	708,558	763,591	633,124	643,673
Investment certificates issued	4,636	4,609	7,074	7,021

NOTE 18 • COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST AND SHAREHOLDERS’ EQUITY

Distribution Reinvestment Plan.  During fiscal years 2005 and 2004, IRET issued 1.2 million and 1.1 million common shares, respectively, pursuant to its distribution reinvestment plan, at a total value at issuance of $10.7 million and $10.2 million, respectively. IRET’s distribution reinvestment plan is available to common shareholders of IRET and all limited partners of IRET Properties. Under the distribution reinvestment plan, shareholders or limited partners may elect to have all or a portion of their distributions used to purchase additional IRET common shares.

Conversion of Units to Common Shares.  During fiscal years 2005 and 2004, respectively, 0.7 million and 0.4 million Units were converted to common shares, with a total value of $5.3 million and $3.3 million included in shareholders’ equity.

Issuance of Common Shares.  In November 2004, the Company concluded a “best efforts” offering of up to 1.5 million common shares at $10.15 per share.  In this offering, 1.4 million common shares were sold, for gross proceeds to the Company of approximately $14.3 million, before payment of commissions of six percent per share to the broker-dealers selling the shares, and before payment of other expenses of the offering.  In May 2004, the Company concluded a “best efforts” offering under which approximately .2 million common shares were sold, at $10.10 per share., for gross proceeds to the Company of approximately $2.6 million, before payment of commissions of six percent per share to the broker-dealers selling the shares, and before payment of other expenses of the offering.

Series A Cumulative Redeemable Preferred Shares of Beneficial Interest. During fiscal year 2004, the Company issued 1,150,000 shares of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest for total proceeds of $27.3 million, net of selling costs. Holders of the Company’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest are entitled to receive dividends at an annual rate of 8.25% of the liquidation preference of $25 per share, or $2.0625 per share per annum. These dividends are cumulative and payable quarterly in arrears. The shares are not convertible into or exchangeable for any other property or any other securities of the Company at the election of the holders. However, on or after April 26, 2009, (or sooner, under limited circumstances), the Company, at its option may redeem the shares at a redemption price of $25.00 per share, plus any accrued and unpaid distributions through the date of redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed by the Company.

NOTE 19 • QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2004	October 31, 2004	January 31, 2005	April 30, 2005
Revenues	$39,451	$39,156	$38,467	$39,314
Net Income available to common shareholders	$4,877	$3,360	$2,643	$1,824
Net Income per common share - basic & diluted	$.12	$.08	$.06	$.04

QUARTER ENDED	July 31, 2003	October 31, 2003	January 31, 2004	April 30, 2004
Revenues	$32,223	$32,505	$33,942	$34,903
Net Income available to common shareholders	$2,920	$2,615	$2,489	$1,383
Net Income per common share - basic & diluted	$.08	$.07	$.06	$.03

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

NOTE 20 • SUBSEQUENT EVENTS

Common and Preferred Share Distributions. On June 30, 2005, the Company paid a distribution of 51.56 cents per share on the Company’s Series A Cumulative Redeemable Preferred Shares to preferred shareholders of record on June 15, 2005. On July 1, 2005, the Company paid a distribution of 16.25 cents per share on the Company’s common shares, to common shareholders and Unitholders of record on June 17, 2005. This distribution represented an increase of .05 cents or 0.3% over the previous regular quarterly distribution of 16.20 cents per common share/unit paid April 1, 2005.

Acquisitions.  The Company closed on the following acquisitions subsequent to its fiscal year ended April 30, 2005:

Ritchie Medical Plaza and 2800 Medical Building.  On June 7, 2005, the Company closed on its acquisition of two medical office buildings in St. Paul and Minneapolis, Minnesota, respectively.  The Company paid approximately $10.8 million to acquire seven condominium units totaling 50,409 square feet in Ritchie Medical Plaza in St. Paul, and approximately $9.0 million to acquire the 2800 Medical Building in Minneapolis, an approximately 54,971 square foot building.